UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. CONCRETE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2016

Dear Stockholder:

Recently you received our Notice of Internet Availability of Proxy Materials (other than those who previously requested electronic or paper delivery) containing instructions on how to access our proxy materials regarding the 2016 Annual Meeting of Stockholders of U.S. Concrete, Inc. (“we”, “us”, “our” or the “Company”). On April 27, 2016, we filed an amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K/A”) to include restated financial statements and additional related disclosures.

The Form 10-K/A and the other proxy materials are available online at: www.proxyvote.com. If you have previously requested electronic or paper delivery of our proxy materials, a copy of the Form 10-K/A is included with this letter or will be provided electronically.

As a reminder, details regarding how you can vote (or change your vote) are contained in the Proxy Statement and have not changed. You can vote your shares using one of the following methods:

•	you may come to the Annual Meeting and cast your vote in person;

•	you may cast your vote by telephone by calling 1-800-690-6903 up until 11:59 P.M. Eastern Time on May 18, 2016;

•	you may cast your vote over the Internet by visiting www.proxyvote.com up until 11:59 P.M. Eastern Time on May 18, 2016; or

•	if you elected to receive printed versions of the proxy materials, you may vote by signing and returning your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have already voted your shares and you do not wish to change your vote, you do not need to re-cast your vote.

Thank you for your interest in our Company.

Paul M. Jolas

Senior Vice President, General Counsel and Corporate Secretary